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CONFIDENTIAL TREATMENT REQUESTED                                   Exhibit 7.03


                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is entered into as of 12:01 a.m. on October 29, 2001, by and among Cox Communications, Inc., a Delaware corporation ("CCI"), Cox Enterprises, Inc., a Delaware corporation ("CEI") and ********** (the "Stockholder").

         WHEREAS, pursuant to a Stock Purchase Agreement, dated October 22, 2001 (the "Purchase Agreement"), by and among Cox Holdings, Inc. ("CHI"), CEI and the Stockholder, the Stockholder has agreed to purchase from CHI 8,100,000 shares of the Class A Common Stock, par value $1.00 per share (the "Common Stock"), of CCI in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"); and

         WHEREAS, pursuant to a Stock Purchase Agreement, dated October 22, 2001 (the "Other Purchase Agreement"), by and among CHI, CEI and ********** (the "Other Stockholder"), the Other Stockholder has agreed to purchase from CHI 5,400,000 shares of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

         Section 1. Definitions. As used herein, the following terms shall have the following meanings:

                  (a) "CCI Securities" shall mean shares of Common Stock or any other securities of CCI.

                  (b) "Registrable Securities" shall mean (i) the shares of Common Stock to be acquired by the Stockholder pursuant to the Purchase Agreement and the shares of Common Stock to be acquired by the Other Stockholder pursuant to the Other Purchase Agreement and
         (ii) any securities of CCI issued or issuable with respect to any Common Stock referred to in subdivision (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, split-up or other reorganization or otherwise, or issued in respect of such other securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall


********** Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.


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         have been disposed of in accordance with such registration statement,
         (B) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or
         (C) such securities shall have ceased to be outstanding.

                  (c) "Registration Expenses" shall mean all expenses incident to CCI's performance of, or compliance with, this Agreement, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for CCI and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, all word processing, duplicating and printing expenses, messenger and delivery expenses, the costs and expenses of CCI, its officers, directors, employees, counsel and other agents related to participation by CCI in any "road show," premiums and other costs of policies of insurance obtained by CCI against liabilities arising out of the public offering of Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers, but excluding fees and disbursements of counsel retained by the Stockholder, premiums and other costs of policies of insurance obtained by the Stockholder against liabilities arising out of the public offering of the Registrable Securities being registered, all underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities.

         Section 2.        Registration on Request.

                  (a) Request. During the period commencing on September 16, 2002 and terminating on the earlier of (i) October 29, 2009 and
         (ii) with respect to any holder of registration rights, the time at which all Registrable Securities of such holder may be sold pursuant to Rule 144(k) (the "Registration Period"), the Stockholder (alone, or together with one or more other holders of Registrable Securities) shall have the right upon written notice to CCI (a "Request") to request that CCI effect the registration under the Securities Act of all or part of the Registrable Securities then owned by the Stockholder and such other holders (but in any event not less than an aggregate number of shares of Common Stock, as adjusted to reflect any stock splits, combinations of shares, reclassifications or comparable transactions, as shall constitute at least 30% of the Registrable Securities outstanding as of the date of such Request, or such lesser number of shares as shall then constitute all of the Registrable Securities then held by the Stockholder); provided, however, CCI shall not under any circumstance be obligated to effect any such registration if the Registrable Securities which are the subject of any such Request as of the date of such Request have a value of less than Fifty Million Dollars ($50,000,000). Upon


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receipt of any such Request, CCI will use all reasonable efforts (subject to
Section 5(b) hereof) to effect such registration of the Registrable Securities which CCI has been so requested to register in the Request. Notwithstanding any other provision of this Agreement, the Stockholder shall be entitled to three
(3) Requests during the Registration Period pursuant to this Section 2, provided that, the number of permitted Requests shall be reduced by any demand registrations requested by the Other Stockholder under Section 2(a) of its registration rights agreement with CCI (the "Other Registration Rights Agreement") that are not part of a Request under this Section 2(a). Subject to clause (y) in the succeeding paragraph of this Section 2(a), regardless of whether any securities are offered or sold pursuant to a Request (other than as a result of any action by CCI pursuant to Section 5(b) hereof), no more than one
(1) Request shall be made in the aggregate by the Stockholder under this Section 2(a) and the Other Stockholder under Section 2(a) of the Other Registration Rights Agreement during any twelve month period during the Registration Period.

                  CCI may include in any such registration other securities for sale for its own account or for the account of any other person; provided that, if the managing underwriter for a firm commitment underwritten offering shall determine that the number of shares proposed to be offered in such offering would be reasonably likely to adversely affect such offering, then the Registrable Securities to be sold by the Stockholder and, if applicable, the Other Stockholder shall be included in such registration before any securities proposed to be sold for the account of CCI or any other person; provided further that, following any transfer in accordance with Section 12 hereof, the Stockholder agrees that any reduction in the number of securities to be offered by holders of Registrable Securities other than the holder making a request pursuant to this Section 2 (such initiating holder, the "Electing Holder") shall be on a pro rata basis, except that the securities offered by the Electing Holder shall not be reduced to less than 50% of such securities included in the initial Request unless no securities of any other holder of Registrable Securities are included therein. The Electing Holder shall be responsible for any calculations relating to the foregoing and shall set forth such calculations in a certificate to be delivered to CCI, on which certificate CCI shall be entitled to rely. If the Stockholder disapproves of the terms of any such underwriting, the Stockholder may elect to withdraw therefrom by written notice to CCI and the underwriter, delivered at least ten (10) days prior to the effective date of the registration statement, provided that in the event the Stockholder withdraws in accordance with the foregoing, (x) the Stockholder shall pay all Registration Expenses if Registrable Securities are the only CCI Securities subject to such underwriting or the Registration Expenses relating to the withdrawn Registrable Securities if other CCI Securities are also subject to such underwriting and (y) if all Registrable Securities included in such registration are withdrawn, such registration request will not count against the limitations on Requests set forth in the last two sentences of


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paragraph one of this Section 2(a). Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                  (b) Registration Statement Form. CCI shall effect any registration requested under this Section 2 by the filing of a registration statement on such form as CCI may determine; provided that CCI shall not be obligated to register any securities on a "shelf" registration statement pursuant to Rule 415 under the Securities Act (or any successor provisions of such Act) or otherwise to register securities on a continuous or delayed basis for a period exceeding that provided in Section 4(ii) hereof.

                  (c) Expenses. The Registration Expenses in connection with any registration which may be requested under this Section 2 shall be borne by CEI. The Stockholder shall bear the expense of fees and disbursements of counsel retained by the Stockholder, premiums and other costs of policies of insurance obtained by the Stockholder against liabilities arising out of the public offering of the Registrable Securities being offered, all underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities and any other expenses that do not constitute Registration Expenses.

                  (d) Selection of Underwriters. The book-running lead managing underwriter for any registration requested under this Section 2 effected by means of a firm commitment underwriting shall be selected by the Stockholder, and shall be reasonably acceptable to CCI and CCI shall have the right to select the co-lead managing underwriter, which underwriter shall be reasonably acceptable to the Stockholder.

         Section 3.        Piggyback Registration.

                  (a) Request for Registration. If prior to the expiration of the Registration Period, CCI proposes to file a registration statement or prospectus supplement under the Securities Act with respect to an offering by CCI or any holder of any CCI Securities (other than in connection with the registration of CCI Securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), then CCI shall in each case give written notice of such proposed filing to the Stockholder at least twenty (20) business days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions in which registration under the securities or blue sky laws is intended) and shall offer the Stockholder the opportunity to register all or a portion of its Registrable Securities pursuant to such registration. The Stockholder shall have the right to include any of its Registrable Securities in such offering by giving written notice thereof to CCI within ten (10) business days after receipt of CCI's notice associated with


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such offering. If the Stockholder elects to include any of its Registrable
Securities in such offering, CCI shall use all reasonable efforts to register such Registrable Securities under the Securities Act and include such Registrable Securities in such offering on the same terms and conditions as any CCI Securities that are similar to such Registrable Securities which are included therein and otherwise on terms that constitute the economic equivalent of the terms of inclusion of any CCI Securities in such offering (each, a "Piggyback Registration"); provided, however, that CCI shall not be required under this Section 3 to include any Registrable Securities in any such offering on the single occasion, to be determined by CEI, of one (1) public offering of Common Stock held by CHI following the date hereof; provided further, that CCI shall not be required under this Section 3 to permit the Stockholder to sell its Registrable Securities in a registered underwritten offering covered by this Section 3(a) unless the Stockholder accepts the terms of the underwriting as agreed upon between CCI and the underwriter or underwriters selected by CCI for such offering (collectively, the "CCI Underwriter") and the Stockholder performs its obligations thereunder. Notwithstanding the foregoing, if the CCI Underwriter delivers a written opinion that the total amount or kind of securities which the Stockholder, CCI and any other persons intended to be included in such offering is sufficiently large to affect materially and adversely the distribution of such securities, then the number of shares of Registrable Securities to be offered for the account of the Stockholder shall be reduced pro rata with the other holders of CCI Securities participating in such Piggyback Registration to the extent necessary to reduce the aggregate amount of securities included in such offering to the amount recommended by the CCI Underwriter, subject to the rights of any holder of CCI Securities requesting and initiating such registration pursuant to a separate registration rights agreement. The Stockholder shall be permitted to withdraw all or any portion of its Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. CEI shall bear all Registration Expenses in connection with any Piggyback Registration whether or not such Piggyback Registration becomes effective.

                  (b) Cumulative Rights; No Registration of CCI Securities. The rights of the Stockholder pursuant to Sections 2 and 3 hereof are cumulative, and the exercise of rights under one such Section shall not exclude any subsequent exercise of rights under the other such Section (except to the extent expressly provided otherwise herein or in the Other Registration Rights Agreement). CCI may, without the consent of the Stockholder, delay, suspend, abandon or withdraw any registration by CCI that is not a registration pursuant to Section 2 hereof and any related proposed offering or other distribution in which the Stockholder has requested inclusion of its Registrable Securities pursuant to this Section 3; provided that the Stockholder shall be entitled to continue such registration as a registration requested pursuant to Section 2 hereof following any such withdrawal by CCI to the extent that such registration by the Stockholder making such election would otherwise satisfy the requirements of Section 2 hereof and, provided


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further, that CEI shall be obligated to pay the Registration Expenses to the extent incurred in connection with such proposed registration.

         Section 4. Registration Procedures. If CCI is required to use all reasonable efforts to effect the registration of Registrable Securities under the Securities Act as provided in Section 2 hereof, CCI will as expeditiously as possible:

                           (i) prepare and file with the Securities and Exchange Commission (the "SEC") as promptly as reasonably practicable (but in any event within forty-five (45) days after the receipt of a Request) the requisite registration statement to effect such registration and use all reasonable efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments thereto, CCI will furnish to the Stockholder copies of all such documents proposed to be filed, which documents will be subject to the review of the Stockholder and its counsel before any such filing is made, and CCI will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to the Stockholder;

                           (ii)     prepare and file with the SEC such
         amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earliest of (A) the termination of this Agreement pursuant to Section 13 hereof, (B) such time as all of such securities have been disposed of and (C) the date which is ninety (90) days after the date of initial effectiveness of such registration statement;

                           (iii) furnish to the Stockholder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus contained in such registration statements and any supplements thereto and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as the Stockholder may reasonably request;

                           (iv) use all reasonable efforts to register or qualify all Registrable Securities registered pursuant to such registration statement under such other securities laws or blue sky laws of such jurisdictions as the Stockholder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement


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         remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Stockholder to consummate the disposition in such jurisdictions of the securities owned by the Stockholder, except that CCI shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to be subject to taxation or to consent to general service of process in any such jurisdiction;

                           (v) use all reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholder to consummate the disposition of such Registrable Securities;

                           (vi)     if such registration includes an
         underwritten public offering, furnish to the Stockholder a signed counterpart, addressed to the Stockholder (and the underwriters), of
         (A) an opinion of counsel for CCI, dated the date of the closing under the underwriting agreement, and (B) a "comfort letter," dated the effective date of such registration statement (and a supplement to such letter as of the closing date of such offering), signed by the independent public accountants who have certified CCI's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, (x) with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and
         (y) such other financial matters as the Stockholder (or the underwriters, if any) may reasonably request;

                           (vii)    in connection with any underwritten
         offering, deliver such documents and certificates as may be reasonably requested by the Stockholder participating in such underwritten offering and the underwriters, if any, including, without limitation, certificates to evidence compliance with any material conditions contained in the underwriting agreement or other agreements entered into by CCI;

                           (viii) promptly notify the Stockholder at any time when CCI becomes aware of any of the following (and confirm such advice in writing if so requested by the Stockholder):


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                                    (A)      when the registration statement
                  and any amendment thereto has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective;

                                    (B)      of any request by the SEC for
                  amendments or supplements to the registration statement or the prospectus included therein or for additional information;

                                    (C)      of the issuance by the SEC of any
                  stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for such purpose;

                                    (D)      of the receipt by CCI of any
                  notification with respect to the suspension of the qualification of the securities included in the registration statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                                    (E)      following the effectiveness of any
                  registration statement, of the happening of any event or the existence of any state of facts that requires the making of any changes in the registration statement or the prospectus included therein so that, as of such date, such registration statement and prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to the Stockholder to suspend the use of the prospectus until the requisite changes have been made), and, at the request of the Stockholder (and subject to Section 5(b) hereof), promptly prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                           (ix) use all reasonable efforts to prevent the issuance, and if issued, to obtain the withdrawal of any order suspending the effectiveness of a registration statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment;


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                  (x)      otherwise use all reasonable efforts to comply
         with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which the Stockholder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act;

                  (xi) provide a CUSIP number and a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (xii) use all reasonable efforts to list all Common Stock covered by such registration statement on any securities exchange on which any of the Common Stock is then listed or quoted; and

                  (xiii) upon written request, furnish to the Stockholder, without charge, at least one copy of the registration statement and all post-effective amendments thereto, including financial statements and schedules, and all reports, other documents and exhibits that are filed with or incorporated by reference in the registration statement.

                  In the case of any underwritten offering involving at least $200 million in fair market value of shares of Common Stock (as estimated by CCI in good faith based on the market value of the Common Stock at the time of the Request) held by the Stockholder and the other holders of Registrable Securities, upon the request of the Stockholder, CCI will participate in customary "road show" presentations as reasonably requested by the book-running lead managing underwriter. The identity of the officers of CCI participating therein (which shall include senior executive officers) and the number of cities visited shall be reasonably acceptable to CCI.

                  CCI may require the Stockholder to furnish CCI such information regarding the Stockholder and the distribution of such securities as CCI may from time to time reasonably request for the purpose of registering the Registrable Securities pursuant to a Request hereunder.


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                  The Stockholder agrees, by acquisition of the Registrable
Securities, that upon receipt of any notice from CCI of the happening of any event of the kind described in subdivision (viii)(C) or (E) of this Section 4, the Stockholder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the withdrawal of the stop order or the Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii)(E) of this Section 4, as the case may be, and, if so directed by CCI, will deliver to CCI (at CEI's expense) all copies of the prospectus relating to such Registrable Securities current at the time of receipt of such notice under Section 4(viii)(E) hereof. Any delay pursuant to this paragraph shall toll on a day-for-day basis the running of the 90-day period referred to in Section 4(ii) hereof.

         Section 5.        Requested Underwritten Offerings; Postponement.

                  (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering of Registrable Securities by the Stockholder under a registration requested pursuant to Section 2 hereof, CCI will enter into a customary underwriting agreement with such underwriters for such offering, to contain such representations and warranties by CCI and such other terms as are customarily contained in agreements of this type, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 7 hereof. The Stockholder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, CCI to and for the benefit of such underwriters shall also be made to and for the benefit of the Stockholder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Stockholder. The Stockholder shall not be required to make any representations or warranties to, or agreement with, CCI or the underwriters other than representations, warranties or agreements regarding the Stockholder, its ownership of the Registrable Securities and its intended method of distribution and any other representation required by law.

                  (b) Postponement. CCI may postpone any registration which is requested pursuant to Section 2 hereof or delivery of a prospectus or supplement or amendment pursuant to Section 4(viii)(E) hereof (i) when, in view of the advisability of deferring public disclosure of material corporate developments, CCI determines that the disclosures required to be made pursuant thereto would not be in the best interests of CCI at that time. In the event CCI makes any such election, the Stockholder agrees to keep confidential the fact of such election and any information provided by CCI in connection therewith. No one or more postponements pursuant to this Section 5(b) of any registration which is requested pursuant to Section 2 hereof or


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delivery of a prospectus or supplement or amendment pursuant to Section
4(viii)(E) hereof shall exceed ninety (90) days in any 180-day period.

         Section 6. Preparation of Registration Statement. In connection with the preparation and filing of the registration statement under the Securities Act, CCI will give the Stockholder, its underwriters, if any, and its respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto. Such opportunity to participate shall include reasonable access for purposes of due diligence, subject to the execution and delivery of appropriate confidentiality agreements.

                  CCI acknowledges and agrees that a possible application of the rights set forth in this Agreement may be in connection with a transaction in which securities are issued which may be convertible into or exchangeable for Registrable Securities, or have rights which are determined by reference to Registrable Securities. In such a transaction, it may be necessary to register the underlying Registrable Securities and to attach or incorporate by reference to the offering document for such securities, the registration statement and prospectus relating to the Registrable Securities; provided, however, that the use of any such registration statement pursuant to the foregoing shall not exceed the period provided in Section 4(ii) hereof.

         Section 7.        Indemnification.

                  (a) Indemnification by CCI. In the event of any registration of any Registrable Securities of CCI under the Securities Act, CCI will, and hereby does, indemnify and hold harmless the Stockholder, each of its officers, directors, partners, trustees and settlors, each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls the Stockholder or any such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the indemnified person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. CCI will reimburse each indemnified person for any legal or any other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such


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losses, claims, damages, liabilities, actions or proceedings; provided that CCI shall not be liable in any such case to the extent that any such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expense arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement that was made in reliance upon and in conformity with written information furnished to CCI by the Stockholder specifically for use in the preparation thereof, (y) the use by such indemnified person of any prospectus after such time as the obligation of CCI to keep the same effective and current has expired or (z) the use by such indemnified person of any prospectus after the elapse of a reasonable period of time following such time as CCI has advised the Stockholder that the filing of a post-effective amendment or supplement thereto is required, except for the use of such prospectus as so amended or supplemented, and provided, further, that CCI shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises solely out of such person's failure to send or give a copy of the final prospectus or supplement at or prior to the written confirmation of the sale of Registrable Securities to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder or any such underwriter or controlling person and shall survive the transfer of such securities by the Stockholder.

                  (b) Indemnification by the Stockholder. CCI may require, as a condition to including any Registrable Securities of the Stockholder in any registration statement filed pursuant to Section 2 or Section 3 hereof, that CCI shall have received an undertaking reasonably satisfactory to it from the Stockholder to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 7) CCI, each director and officer of CCI and each other person, if any, who controls CCI, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in, or omission or alleged omission to state a material fact required to be stated in, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to CCI by the Stockholder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the Stockholder shall not be liable to the extent that the losses, liabilities or expenses (i) exceed the net proceeds received by the Stockholder from the sale of Registrable Securities in such registration or (ii) arise out of or are based upon (A) the use by CCI of any prospectus after such time as the obligation of CCI hereunder to keep the same effective and current has expired or (B) the use by CCI of any prospectus after such time as the Stockholder has advised CCI that the filing of a post-effective amendment or supplement thereto is required with respect to any information contained in such prospectus concerning the Stockholder, except for the use of such prospectus as so amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of CCI, or any such director, officer, or controlling person and shall survive the transfer of such securities by the Stockholder.

                  (c) Notice of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not unreasonably be withheld, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 7 (with appropriate modifications) shall be given by CCI and the Stockholder with respect to any required registration or other qualification of securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

                  (e) Payments. The indemnification and contribution required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (f) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party from the expenses, losses, claims, damages and liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such expenses, losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section. Notwithstanding the provisions of this Section, the Stockholder shall not be required to contribute any amount in excess of the amount by which the total net proceeds (net of commissions) received by the Stockholder from the sale of the securities pursuant to this Agreement exceeds the amount of any damages or expenses that the Stockholder has otherwise been required to pay, or has incurred, by reason of such untrue or alleged untrue statement or omission or alleged omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         Section 8. Covenants Relating to Rule 144. CCI will prepare and file in a timely manner, all required information, documents and reports in compliance with the Exchange Act so as to comply with the requirements of such Exchange Act and the rules and regulations thereunder and will, at CEI's expense, forthwith upon the request of the Stockholder, deliver to the Stockholder a certificate, signed by CCI's principal financial officer, stating
(a) CCI's name, address and telephone number (including area code), (b) CCI's Internal Revenue Service identification number, (c) CCI's SEC file number, (d) the number of shares of Common Stock outstanding as shown by the most recent report or statement published by CCI and (e) whether

CCI has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and, in addition, has filed the most recent annual report required to be filed thereunder. If at any time CCI is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, CCI (at CEI's expense) will forthwith, upon the written request of the Stockholder, make available adequate current public information with respect to CCI within the meaning of paragraph (c)(2) of Rule 144 under the Securities Act.

         Section 9. CCI's Representations and Warranties. CCI represents and warrants to the Stockholder as follows:

                  (a) Organization. CCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Authority. CCI has the requisite corporate power and authority, and has taken all necessary corporate action, required for the due authorization, execution, delivery and performance by it of this Agreement and all other documents and instruments contemplated by this Agreement, and to consummate the transactions contemplated hereby. This Agreement, and all documents and instruments contemplated by this Agreement, have been duly and validly executed and delivered by CCI, and constitute the valid and binding obligations of CCI, enforceable against CCI in accordance with their respective terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the rights of creditors or by general equitable principles.

                  (c) Consents. The execution, delivery and performance of this Agreement by CCI and the consummation by CCI of the obligations and transactions contemplated hereby do not require any consent of, authorization by, exemption from, filing with, or notice to, any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government, any stock exchange or any other individual, corporation, partnership, joint venture, limited liability company, limited partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, except for such reports with respect to this transaction as may be required to be filed by CCI with the SEC under the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

                  (d) No Conflict With Other Agreements. The execution, delivery and performance of this Agreement and any other related documents and instruments contemplated herein, and the consummation of the transactions contemplated hereunder, by CCI will not (i) conflict with or result in a breach of any provision of CCI's certificate of incorporation or bylaws, (ii) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture or other contract to which CCI is a party or by which any of its properties or assets are bound or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state laws and regulations) applicable to CCI or by which any of its properties or assets are bound or affected, except in the case of clauses (ii) or (iii) above, where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated herein.

         Section 10. Notices. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered (a) personally (by courier service or otherwise) on the date of such personal delivery, (b) by telecopy, on the date of such telecopy if receipt is confirmed by return telecopy or (c) by registered or certified mail, return receipt requested, on the date five (5) days after being mailed, in each such case to the applicable addresses or telecopy information set forth below, or to such other address or telecopy information as such party shall have designated by notice so given to each other party.


         If to CCI:                Cox Communications, Inc.
                                   1400 Lake Hearn Drive
                                   Atlanta, Georgia  30319
                                   Attention:  Andrew A. Merdek, Secretary
                                   Telecopy:  (404) 843-7116

             with a copy to:       Dow, Lohnes & Albertson, PLLC
                                   1200 New Hampshire Avenue, N.W., Suite 800
                                   Washington, DC  20036-6802
                                   Attention:  Stuart A. Sheldon, Esq.
                                   Telecopy: (202) 776-2222



         If to CEI:                Cox Enterprises, Inc.
                                   1400 Lake Hearn Drive
                                   Atlanta, Georgia  30319
                                   Attention:  Richard J. Jacobson, Treasurer
                                   Telecopy:  (404) 843-5142
             with a copy to:       Dow, Lohnes & Albertson, PLLC
                                   1200 New Hampshire Avenue, N.W., Suite 800
                                   Washington, DC  20036-6802
                                   Attention:  Stuart A. Sheldon, Esq.
                                   Telecopy: (202) 776-2222



         If to Stockholder:        **********
                                   **********
                                   **********
                                   Attention:  **********
                                   Telecopy: **********

             with a copy to:       Sullivan & Cromwell
                                   125 Broad Street
                                   New York, New York  10004
                                   Attention:  John P. Mead, Esq.
                                   Telecopy:  (212) 558-3588


         Section 11. Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by written instrument signed by the party against whom enforcement is sought or as expressly provided in Section 13 hereof. The failure of any party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         Section 12. Transfer of Rights. The registration rights granted pursuant to this Agreement shall be transferable only to successors, assigns and affiliates, provided that such transferee receives at least 30% of the Registrable Securities in such transfer or, if less, all of the Registrable Securities owned by the Stockholder immediately prior to such transfer.

         Section 13. Termination. This Agreement shall terminate and be of no further force and effect upon the expiration of the Registration Period; provided that, notwithstanding this Section 13, the provisions of Section 2(c),
Section 7 and the last sentence of each of Section 3(a) and Section 3(b) hereof shall survive the termination of this Agreement.

********** Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

         Section 14. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The provisions of this Agreement do not conflict with any other registration rights agreement to which CCI is a party (it being understood that CCI makes no representation with respect to any registration rights or similar agreements to which Stockholder or any of its affiliates is subject).

         Section 15. Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

         Section 16. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as provided in Section 12 hereof, neither the rights nor the obligations of any party may be assigned (other than to a successor) or delegated without the prior written consent of the other parties.

         Section 17. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law.

         Section 18. Title; Section Headings. The title assigned this Agreement and the section headings used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have duly executed this Registration Rights Agreement as of the date first above written.



                                    COX COMMUNICATIONS, INC.


                                    By:  /s/ Mark W. Major
                                       ----------------------------------------
                                       Name:      Mark W. Major
                                       Title:     Treasurer



                                    COX ENTERPRISES, INC.


                                    By: /s/  Richard J. Jacobson
                                       ----------------------------------------
                                       Name:      Richard J. Jacobson
                                       Title:     Treasurer



                                    **********


                                    By:  /s/ **********
                                       ----------------------------------------
                                       Name:      **********
                                       Title:     **********


********** Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.